United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2007 (June 25, 2007)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 26, 2007, ePlus inc. (the “Company”) entered into indemnification agreements, dated as of  June 21, 2007, with two of its directors, Mr. Eric Hovde and Mr. Irving Beimler, who both joined the Board of Directors in November 2006.  The indemnification agreements, which are substantially similar to indemnification agreements between the Company and its other directors, provide certain indemnification rights in addition to those available to such persons pursuant to the Amended Certificate of Incorporation of the Company.  The indemnification agreements provide that the Company shall indemnify and advance expenses to the indemnified persons as provided in the indemnification agreements and to the fullest extent permitted by applicable law in effect on the date of the indemnification agreements and to such greater extent as applicable law may thereafter from time to time permit.  Other than with respect to proceedings by or in the right of the Company, the indemnification agreements provide for indemnification of expenses, judgments, fines, and amounts paid in settlement related to the indemnified person serving as a director or officer of the Company if the indemnified person acted in good faith and in a manner such indemnified person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe that such indemnified person’s conduct was unlawful.  With respect to proceedings by or in the right of the Company, the indemnification agreements provide for indemnification of expenses related to the indemnified person serving as a director or officer of the Company if the indemnified person acted in good faith and in such a manner such indemnified person reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification against such expenses shall be made in respect of any claim, issue, or matter as to which such indemnified person has been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnified person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The foregoing is a summary description of certain terms of the Indemnification Agreements and is incomplete.  It is qualified in its entirety by the Form of Indemnification Agreement, which is filed as Exhibit 10.5 to our Registration Statement on Form S-1 (File No. 333-11737) originally filed on September 11, 1996, and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2007, the Company received a letter from The Nasdaq Stock Market advising that the Board of Directors of The Nasdaq Stock Market LLC (the “Nasdaq Board”) had stayed the previously disclosed decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”) to suspend the Company’s securities from trading on the Nasdaq Stock Market, pending further consideration by the Nasdaq Board in July 2007.

The Nasdaq Board decided to call for the review the previously disclosed decision of the Listing Council regarding the Company’s potential delisting.  The Company had previously disclosed the decision of the Listing Council to suspend the Company’s securities from trading on the Nasdaq Stock Market at the opening of business on July 9, 2007, if the Company did not come into compliance with Nasdaq Marketplace Rule 4310(c)(14) by the close of business on July 5, 2007.

A copy of the Company’s press release issued on June 26, 2007, relating to the foregoing, is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed as part of this current report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated June 26, 2007 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: June 26, 2007	Chief Financial Officer

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